DESIGNATION OF SUBSTITUTE POWER OF ATTORNEY

        Pursuant to authority granted to me by the persons listed on Exhibit A hereto pursuant to Powers of Attorney of various dates relating to York International Corporation (each, a “Power of Attorney”), I hereby designate each of Jerome D. Okarma, Patrick G. Quick, Jessica S. Lochmann and Arlene Gumm as my substitute with full power and authority individually to take any and all action that I am authorized to take pursuant to the terms of each Power of Attorney.

        IN WITNESS WHEREOF, the undersigned is executing this document as of the 9th day of December, 2005.

/s/ Jane G. Davis Jane G. Davis

EXHIBIT A

W. Michael Clevy

J. Roderick Heller, III

Robert F. B. Logan

Gerald C. McDonough

C. David Myers

Paul J. Powers

Donald M. Roberts

James A. Urry

Kim Buchwald

Iain A. Campbell

James P. Corcoran

Jane G. Davis

David C. Elder

Jeffrey D. Gard

David R. Heck

Thomas F. Huntington

Wayne J. Kennedy

M. David Kornblatt

Helen S. Marsteller

Peter C. Spellar

Wilson Sun

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